Exhibit 99.1

Technitrol Announces Sale of AMI Doduco and Reports Strong Q210 Results

PHILADELPHIA--(BUSINESS WIRE)--August 2, 2010--Technitrol, Inc. (NYSE: TNL) today announced the signing of a definitive agreement for the divestiture of AMI Doduco. The company also announced strong operating results for its second fiscal quarter.

Divestiture of AMI Doduco

Technitrol has entered into a definitive agreement to sell the remaining operations of its Electrical Contact Products Group (AMI Doduco) to Tinicum Capital Partners II, L.P., JP Asia Capital Partners and affiliates (Tinicum). The sale price was approximately EUR 33.0 million in cash, subject to normal working capital and other financial adjustments. With factories in Pforzheim and Sinsheim, Germany, Madrid, Spain, Tianjin, China and Mexico City, Mexico, the business designs and manufactures electrical contact materials, parts and assemblies and refines silver and other precious metals. It has been classified as a discontinued operation for purposes of Technitrol’s financial reporting for the past year. The parties expect the transaction to close in September of 2010.

Following the transaction, Technitrol will focus solely on its Electronic Components Group (Pulse), which produces a variety of components and modules used in network infrastructure and customer premises equipment; wireless handsets and other terminal devices; and power management, military / aerospace and automotive applications.

Net proceeds from the divestiture, after funding related retirement plan obligations and transaction costs, will be applied immediately to reduce Technitrol’s outstanding bank debt. In addition, the sale will remove commitments under precious metal consignment-type leases from Technitrol. These commitments totaled approximately $83 million at the end of the second quarter of 2010.

“With the divestiture of AMI Doduco, Technitrol is better positioned to take full advantage of high-growth opportunities in network and wireless communications,” said Drew A. Moyer, interim chief executive officer. “The sale of AMI Doduco is perfectly aligned with our overall growth strategy and allows us to focus solely on growing our core electronics business.”

Moyer succeeds Daniel M. Moloney, who is leaving his post as chief executive officer of Technitrol to pursue a unique opportunity at his former company, Motorola. He remains on Technitrol’s board of directors. In his capacity as interim CEO, Moyer, the current chief financial officer, will continue the company’s momentum as the search for a permanent CEO is conducted.

“Technitrol has great technology in high-growth sectors in communications and power management. The board has the utmost confidence in Drew’s ability, and that of the rest of the management team, to run the company and continue to execute the strategy already in place,” said John Burrows, lead director of the board. “The company is in a strong position, and we anticipate that the leadership change will be seamless to Technitrol’s stakeholders; including customers, shareholders, and employees.”

Q210 Results

Technitrol also announced today financial results for its second fiscal quarter ended June 25, 2010. The presentation of these results and comparative results in prior periods treats as discontinued operations the Electrical Contact Products Group.

  Revenues for the second quarter were $116.5 million, compared with $92.9 million in the prior quarter and $92.1 million in the second quarter of 2009. The increase in revenues from the prior periods reflects strong product demand in the Network and Power product groups and significant production capacity improvements from the prior quarter.
  U.S. GAAP operating profit was $2.4 million, compared with losses of ($30.4 million) in the first quarter and ($0.7 million) in the second quarter of 2009. Excluding severance, impairment and other associated costs, non-cash stock-based compensation expenses and accelerated depreciation, operating profit was $7.7 million, compared with a loss of ($1.6 million) in the first quarter and profit of $2.8 million in the second quarter of 2009 (see non-GAAP tables). The sequential-quarter increase in profitability resulted from higher revenues and lower ramp-up costs in the Network and Power Groups, partly offset by the effects of wage increases with lagging price adjustments. Second-quarter severance, impairment and other associated costs were primarily impairment of assets related to audio products, for which the company is considering alternatives as part of its initiative to simplify its business and focus investment in its core product lines. Audio-related assets also incurred accelerated depreciation due to their shortened lives.
  Diluted loss per share from continuing operations was ($0.07). Excluding the after-tax impact of the items noted in the previous paragraph, non-GAAP earnings per share were $0.05, compared with losses of ($0.24) in the first quarter and ($0.04) in the second quarter of 2009. Second-quarter earnings reflect steps taken during the quarter to reduce the company’s exposure to foreign exchange gains and losses.
  Adjusted EBITDA was $11.1 million, compared with $2.5 million in the previous quarter and $7.2 million in the second quarter of 2009.

“This quarter marks a new beginning for Technitrol,” said Moyer. “The company’s strong financial performance in the second quarter, along with the outlook for the third quarter, is a considerable improvement and reflects the successes we have had in capturing strong growth opportunities in our network and power markets. As we move forward, Technitrol will focus on completing the sale of AMI Doduco, simplifying the business and rationalizing our product offerings, investing in and expanding the antenna business, and positioning the company to take full advantage of high-growth markets.”

During the second quarter, Technitrol introduced several antenna products in a number of configurations that support smart-grid, security, telemetrics, commercial tracking and other wireless machine-to-machine applications, along with a connector platform supporting Gigabit-speed Ethernet applications.

Approximate second-quarter revenues in Technitrol’s primary markets, compared with the previous and year-ago quarters, are as follows (in millions):

	Quarter Ended
Market	6/25/10	3/26/10	6/26/09
Network	$60.9	$43.4	$34.0
Power	32.8	25.5	$18.8
Wireless	22.8	24.0	$39.3
Total	$116.5	$92.9	$92.1

  Second-quarter sales of Network products were up approximately 40% from the prior quarter and 79% from the second quarter of 2009, reflecting significantly higher production capacity and continued demand strength.
  Strong demand and capacity increases also drove sequential-quarter revenue improvement in the Power Group, where shipments rose approximately 29% from the first quarter and 74% from the second quarter of 2009.
  Wireless Group revenues decreased slightly from the first quarter, driven by continued loss of direct business with a major handset customer, offset by new business at other handset and wireless device customers. Revenues in Wireless were approximately 42% below the second quarter of 2009, before the major customer announced its change in sourcing strategy.

Based on the continued demand strength for Network and Power products, which is expected to more than offset sequential-quarter declines in shipments of audio products and direct-to-OEM mobile antennas, Technitrol expects third-quarter 2010 revenues from continuing operations to be in the range of $115 million to $120 million. Non-GAAP operating profit is expected to be between $7.5 million and $8.5 million.

Separately, Technitrol announced that its board of directors declared a quarterly shareholder dividend of $0.025 per common share, an amount equal to that declared in the previous quarter, payable October 15, 2010 to shareholders of record on October 1, 2010.

Cautionary Note

Statements in the above report are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Actual results may differ materially due to the risk factors listed from time to time in Technitrol’s SEC reports including, but not limited to, those discussed in the company’s Form 10-Q for the quarter ended March 26, 2010 in Item 1a under the caption “Factors That May Affect Our Future Results (Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995).” All such risk factors are incorporated into this report by reference as though set forth in full. This report should be read in conjunction with Item 1a of the Form 10-Q report.

Based in Philadelphia, Technitrol is a worldwide producer of electronic components and assemblies for manufacturers in the wireless and wireline communications, power management, automotive and military/aerospace industries. For more information, visit Technitrol’s Web site at http://www.technitrol.com.

Investors: Technitrol’s quarterly conference call will take place on Monday, August 2, 2010 at 5:00 p.m. Eastern Time. The dial-in number is (412) 858-4600. Also, the call will be broadcast live over the Internet. Visit www.technitrol.com. On-demand Internet and telephone replay will be available beginning at 7:00 p.m. on August 2, 2010 and concluding at midnight, August 9, 2010. For telephone replay, dial (412) 317-0088 and enter access code 374010#. For Internet replay, use the link from our home page mentioned above.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per-share amounts)

	Quarter Ended		Six Months Ended
	6/25/2010	6/26/2009	6/25/2010	6/26/2009

Net sales	$116,473	$92,071	$209,333	$192,044
Cost of goods sold	85,605	68,647	158,873	146,151
Gross profit	30,868	23,424	50,460	45,893
Selling, general and administrative expenses	24,689	20,894	47,387	43,104
Severance, impairment and other associated costs	3,767	3,193	31,094	80,248
Operating profit (loss)	2,412	(663)	(28,021)	(77,459)

Interest expense, net	(1,272)	(655)	(2,621)	(1,334)
Other (expense) income, net	(1,625)	(2,031)	(7,529)	1,893
Loss from continuing operations before income taxes	(485)	(3,349)	(38,171)	(76,900)
Income tax expense (benefit)	1,997	1,544	(145)	1,488
Net loss from continuing operations	(2,482)	(4,893)	(38,026)	(78,388)
Earnings (loss) from discontinued operations, net of taxes	2,908	(103,100)	(15,168)	(104,165)
Net earnings (loss)	426	(107,993)	(53,194)	(182,553)
Non-controlling interest, net of taxes	(290)	(111)	(597)	(99)
Net earnings (loss) attributable to Technitrol, Inc.	136	(108,104)	(53,791)	(182,652)

Basic loss per share from continuing operations	(0.07)	(0.12)	(0.94)	(1.92)
Basic earnings (loss) per share from discontinued operations	0.07	(2.53)	(0.37)	(2.56)
Basic earnings (loss) per share	0.00	(2.65)	(1.31)	(4.48)

Diluted loss per share from continuing operations	(0.07)	(0.12)	(0.94)	(1.92)
Diluted earnings (loss) per share from discontinued operations	0.07	(2.53)	(0.37)	(2.56)
Diluted earnings (loss) per share	0.00	(2.65)	(1.31)	(4.48)

AMOUNTS ATTRIBUTABLE TO TECHNITROL, INC.

Net loss from continuing operations	$(2,772)	$(5,004)	$(38,623)	$(78,487)
Net earnings (loss) from discontinued operations	2,908	(103,100)	(15,168)	(104,165)
Net earnings (loss) attributable to Technitrol, Inc.	136	(108,104)	(53,791)	(182,652)

FINANCIAL POSITION
(in thousands, except per-share amounts)	6/25/2010	12/25/2009
	(unaudited)

Cash and equivalents	$31,850	$39,707
Trade receivables, net	76,854	70,237
Inventories	39,449	39,677
Other current assets	27,003	19,832
Assets held for sale	65,234	84,672
Fixed assets	34,171	40,404
Other assets	52,041	85,382
Total assets	326,602	379,911
Accounts payable	58,701	49,614
Accrued expenses	60,664	58,333
Liabilities held for sale	26,121	24,905
Long-term debt	76,650	81,000
Long-term convertible notes	50,000	50,000
Other long-term liabilities	44,879	48,812
Total liabilities	317,015	312,664
Total equity	9,587	67,247
Shares outstanding	41,480	41,242

NON-GAAP MEASURES (UNAUDITED)
(in thousands except per-share amounts)

1. Adjusted EBITDA
	Quarter Ended
	6/25/10	3/26/10	6/26/09

Net earnings (loss) attributable to Technitrol, Inc.	$136	$(53,927)	$(108,104)
Net (earnings) loss from discontinued operations	(2,908)	18,076	103,100
Non-controlling interest	290	307	111
Income tax expense (benefit)	1,997	(2,142)	1,544
Interest expense, net	1,272	1,349	655
Non-cash stock-based compensation expense	393	308	295
Depreciation and amortization	4,513	5,313	4,330
Other expense	1,625	5,904	2,031
Severance, impairment and other associated costs	3,767	27,327	3,193
Adjusted EBITDA	11,085	2,515	7,155

2. Net earnings (loss) per diluted share excluding severance, impairment and other associated costs and other adjustments

	Quarter Ended
	6/25/10	3/26/10	6/26/09

Net earnings (loss) per diluted share	$0.00	$(1.32)	$(2.65)
Diluted (earnings) loss per share from discontinued operations	(0.07)	0.44	2.53
After-tax severance, impairment and other associated costs, per share	0.09	0.61	0.07
After-tax non-cash stock-based compensation expenses, per share	0.01	0.01	0.01
Other adjustments: accelerated depreciation	0.02	0.02	--
Net earnings (loss) per diluted share excluding severance, impairment and other associated costs and other adjustments	0.05	(0.24)	(0.04)

3. Operating profit (loss), excluding severance, impairment and other associated costs, non-cash stock-based compensation expense and other adjustments

	Quarter Ended
	6/25/10	3/26/10	6/26/09

Operating profit (loss)	$2,412	$(30,433)	$(663)
Pre-tax severance, impairment and other associated costs	3,767	27,327	3,193
Non-cash stock-based compensation expense	393	308	295
Other adjustments: accelerated depreciation	1,117	1,188	--
Operating profit (loss), excluding severance, impairment and other associated costs, non-cash stock-based compensation expense and other adjustments	7,689	(1,610)	2,825

1. Adjusted EBITDA (net income plus income taxes, depreciation and amortization, excluding interest, non-cash stock-based compensation expenses and other expense/income and excluding severance, impairment and other associated costs and other adjustments), is not a measure of performance under accounting principles generally accepted in the United States. Adjusted EBITDA should not be considered a substitute for, and an investor should also consider, net income, cash flow from operations and other measures of performance as defined by accounting principles generally accepted in the United States as indicators of our profitability or liquidity. Adjusted EBITDA is often used by our shareholders and analysts as an indicator of a company’s ability to service debt and fund capital expenditures. We believe it enhances a reader’s understanding of our financial condition, results of operations and cash flow because it is unaffected by capital structure and, therefore, enables investors to compare our operating performance to that of other companies. We understand that our presentation of Adjusted EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the method of calculation.

2.3. Based on discussions with investors and equity analysts, we believe that a reader’s understanding of Technitrol’s operating performance is enhanced by references to these non-GAAP measures. Removing charges for severance, impairment and other associated costs, non-cash stock-based compensation expenses and other adjustments facilitates comparisons of operating performance among financial periods and peer companies. These charges result exclusively from production relocations and capacity reductions and / or restructuring of overhead and operating expenses to enhance or maintain profitability in an increasingly competitive environment. Removing non-cash stock-based compensation expenses facilitates comparisons of the company’s operating performance with that of other companies with differing compensation structures and with the company’s performance in periods during which its own compensation structure may have been different. Impairment charges, accelerated depreciation and accelerated amortization represent adjustments to asset values and are not part of the normal operating expense structure of the relevant business in the period in which the charge is recorded.

Copyright © 2010 Technitrol, Inc. All rights reserved. All brand names and trademarks are properties of their respective holders.

CONTACT:
Technitrol, Inc.
David Stakun
(215) 942-8428